Exhibit 99.1

3750 Torrey View Ct

San Diego, CA 92130

www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Kristen Cardillo (858) 617-2317 kristen.cardillo@carefusion.com	Investors:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com

CAREFUSION REACHES AGREEMENT IN PRINCIPLE ON PREVIOUSLY DISCLOSED

MATTER WITH FEDERAL GOVERNMENT

SAN DIEGO, April 25, 2013 – CareFusion Corp. (NYSE: CFN), a leading, global medical technology company, today announced an agreement in principle to resolve previously disclosed government investigations related to prior sales and marketing practices for its ChloraPrep® skin preparation product and its relationships with health care professionals.

The company expects to pay the government approximately $41 million to resolve the allegations. CareFusion will record the charge in the third quarter of fiscal 2013 to establish a reserve for this amount. In connection with these matters, CareFusion has entered into a non-prosecution agreement and will continue to cooperate with the government.

“We are pleased to have reached this important milestone as we continue to build our foundation for future growth,” said Kieran T. Gallahue, chairman and CEO. “Since our spinoff, we have made significant investments to improve our quality systems, including our sales and marketing practices, and we remain committed to adhering to the highest standards.”

The agreement in principle remains subject to several conditions, including the completion and execution of a formal settlement agreement and other required documentation. The amount and timing of the payment are subject to the final terms of the settlement agreement.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops market-leading technologies including Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, AVEA®, AirLife™ and LTV® series ventilation and respiratory products, ChloraPrep® products, MedMined® services for data mining surveillance, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 15,000 people across its global operations. More information may be found at www.carefusion.com.

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Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein present “forward-looking statements” addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. Forward-looking statements include, but are not limited to, statements regarding the agreement in principle with the government, including the proposed settlement terms, the timing of the settlement agreement, and the payment amount. CareFusion intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, the company and the government may not complete the required documentation or finalize the settlement on the proposed terms or timing, or at all, as well as other risks described more fully in Item 1A in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, which are expressly incorporated herein by reference, and other factors as may periodically be described in the company’s filings with the SEC. The CareFusion news release and the information contained herein reflect management’s views as of April 25, 2013. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.